OMB APPROVAL
OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden
hours per response	14

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LINCARE HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LINCARE HOLDINGS INC.

19387 U.S. 19 North

Clearwater, Florida 33764

April 1, 2009

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida, on Monday, May 11, 2009, at 9:00 A.M.

You will find information regarding the matters to be voted on in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. A copy of our Annual Report on Form 10-K is enclosed with these materials.

If you are not planning to attend the Annual Meeting, it is still important that your shares be represented. Please submit your vote using one of the voting methods described in the attached materials. Submitting your vote by any of these methods will not affect your right to attend the meeting and vote in person should you so choose, although if you are a beneficial stockholder, you must obtain a legal proxy from the record holder. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

JOHN P. BYRNES

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS USING ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY VOTING YOUR SHARES.

LINCARE HOLDINGS INC.

19387 U.S. 19 North

Clearwater, Florida 33764

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 11, 2009

The Annual Meeting of Stockholders of Lincare Holdings Inc., a Delaware corporation (“Lincare” or the “Company”), will be held on May 11, 2009, at 9:00 A.M. at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida.

The Annual Meeting is being held for the following purposes:

(1)	To elect a Board of Directors consisting of five persons to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	To approve the Company’s 2009 Employee Stock Purchase Plan;

(3)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(4)	To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

Stockholders of record at the close of business on March 16, 2009, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting. You may vote your shares by telephone, via the Internet or by mail by following the instructions on your proxy card. If you vote by telephone or via the Internet, you should not return your proxy card. If you choose to vote by mail, please sign, date and return the proxy card in the envelope provided. The proxy may be revoked at any time before your shares are voted at the meeting by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy by telephone, Internet or mail. If you are present at the meeting, you may vote your shares in person, and the proxy will not be used. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on May 11, 2009.

This proxy statement and the 2008 Annual Report to Stockholders are available for viewing,

printing and downloading at http://investor.lincare.com/proxymaterials.cfm.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission, except exhibits, will be furnished without charge to any stockholder upon written or oral request to:

LINCARE HOLDINGS INC.

19387 U.S. 19 North

Clearwater, Florida 33764

Attention: Investor Relations Department

Telephone: (727) 530-7700

By Order of the Board of Directors.

PAUL G. GABOS Chief Financial Officer and Secretary

Clearwater, Florida

April 1, 2009

LINCARE HOLDINGS INC.

19387 U.S. 19 North

Clearwater, Florida 33764

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Lincare Holdings Inc. (“Lincare” or the “Company”) for use at the Annual Meeting of Stockholders to be held at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida, on May 11, 2009, at 9:00 A.M. (the “Annual Meeting”), and any adjournment thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, and the form of Proxy will first be sent to stockholders on or about April 1, 2009.

The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as of the close of business on March 16, 2009. As of that date there were 71,159,768 shares of common stock of the Company outstanding and entitled to vote. Each share of common stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. The common stock is the only outstanding class of the Company’s securities.

If the accompanying Proxy is signed and returned, the shares represented by the Proxy will be voted as specified in the Proxy. Where no choice is specified, the Proxy will be voted in accordance with the recommendations of the Board of Directors. Stockholders who execute Proxies may revoke them by notifying the Secretary at any time prior to the voting of the Proxies. The execution of the enclosed proxy card will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person.

The presence, in person or by proxy, of the holders of common stock representing a majority of the issued and outstanding common stock entitled to vote at the Annual Meeting will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by the person(s) appointed by the Company to act as election inspector(s) for the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of a quorum, but will have no effect on the outcome of the voting on any of the proposals. The election of directors will be determined by a plurality of the votes cast by stockholders represented and entitled to vote at the Annual Meeting. Approval of each other proposal will be determined by a majority of the votes cast by stockholders represented and entitled to vote at the Annual Meeting.

Stockholders are being asked to consider three proposals at the meeting. The following is a summary of the proposals and the voting recommendations of the Board of Directors:

Summary of Proposals

Proposal	Board Recommendation
1. – Election of Directors	FOR
2. – Approval of the Company’s 2009 Employee Stock Purchase Plan	FOR
3. – Ratification of KPMG LLP as the Company’s independent registered public accounting firm	FOR

The details of each proposal are contained in this Proxy Statement.

If any other matters are properly presented at the Annual Meeting, the persons named in the form of Proxy will be entitled to vote on those matters for you. As of the date of mailing of this Proxy Statement, the Company was not aware of any other matters to be raised at the Annual Meeting.

Expense and Manner of Solicitation

The Company will bear the cost of the solicitation of Proxies from its stockholders. The Company will cause banks, brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Company’s common stock held of record by such custodians, nominees and fiduciaries. The Company will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. In addition to solicitations by mail, the Company’s directors, officers and employees (at no additional compensation) may also solicit Proxies from stockholders by personal contact, by telephone or by any other means if necessary in order to ensure sufficient representation at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information available as of March 16, 2009, the record date with respect to the beneficial ownership of the Company’s common stock, by each person who is known by the Company to beneficially own more than 5% of the common stock and by each director and executive officer and by all directors and executive officers as a group. As of the record date, there were 71,159,768 shares outstanding and entitled to vote. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the address of all directors and executive officers is c/o Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, FL 33764. Shares beneficially owned by each director and executive officer do not include options to purchase shares of the Company’s common stock that are not exercisable within 60 days of the record date with respect to this Proxy solicitation.

Beneficial Owner	Shares Beneficially Owned	Percent
FMR LLC(1)	11,125,192	15.63%
82 Devonshire Street Boston, MA 02109

Barclays Global Investors, N.A.(2)	4,778,895	6.72%
400 Howard Street San Francisco, CA 94105

BlackRock, Inc.(3)	4,594,767	6.46%
40 East 52nd Street New York, NY 10022

The Vanguard Group, Inc.(4)	3,850,613	5.41%
100 Vanguard Blvd. Malvern, PA 19355

Eagle Asset Management, Inc.(5)	3,797,453	5.34%
880 Carillon Parkway St. Petersburg, FL 33716

John P. Byrnes(6)	2,486,202	3.49%

Paul G. Gabos(7)	1,127,489	1.58%

Shawn S. Schabel(8)	1,537,914	2.16%

Stuart H. Altman, Ph.D.(9)	215,000	(*)

Chester B. Black(10)	245,000	(*)

Frank D. Byrne, M.D.(11)	235,600	(*)

William F. Miller, III(12)	173,000	(*)

All Executive Officers and Directors as a Group (seven persons)	6,020,205	8.46%

(1)	All information relating to FMR LLC. is based on information disclosed in a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009. According to that filing, FMR LLC has the sole power to vote, or direct the vote of, 498,840 shares and the sole power to dispose, or direct the disposition of, 11,125,192 shares.

(2)	All information relating to Barclays Global Investors, N.A. is based on information disclosed in a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009. According to that filing, Barclays Global Investors, N.A. and its affiliates has the sole power to vote, or direct the vote of, 3,723,984 shares and the sole power to dispose, or direct the disposition of, 4,778,895 shares.

(3)	All information relating to BlackRock, Inc. is based on information disclosed in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2009. According to that filing, BlackRock, Inc. has the shared power to vote, or direct the vote of, and the shared power to dispose, or direct the disposition of, 4,594,767 shares.

(4)	All information relating to The Vanguard Group, Inc. is based on information disclosed in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009. According to that filing, The Vanguard Group, Inc. has the sole power to vote, or direct the vote of, 30,568 shares and the sole power to dispose, or direct the disposition of, 3,850,613 shares.

(5)	All information relating to Eagle Asset Management, Inc. is based on information disclosed in a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2009. According to that filing, Eagle Asset Management, Inc. has the sole power to vote, or direct the vote of, and the sole power to dispose, or direct the disposition of, 3,797,453 shares.

(6)	Includes options to purchase 2,200,001 shares of common stock that are exercisable within 60 days of the record date and 150,000 shares of restricted stock, and excludes 349,999 options not exercisable within 60 days of the record date.

(7)	Includes options to purchase 950,001 shares of common stock that are exercisable within 60 days of the record date and 75,000 shares of restricted stock, and excludes 174,999 options not exercisable within 60 days of the record date.

(8)	Includes options to purchase 1,346,667 shares of common stock that are exercisable within 60 days of the record date and 100,000 shares of restricted stock, and excludes 258,333 options not exercisable within 60 days of the record date.

(9)	Includes options to purchase 210,000 shares of common stock that are exercisable within 60 days of the record date and 5,000 shares of restricted stock, and excludes 48,000 options not exercisable within 60 days of the record date.

(10)	Includes options to purchase 240,000 shares of common stock that are exercisable within 60 days of the record date and 5,000 shares of restricted stock, and excludes 48,000 options not exercisable within 60 days of the record date.

(11)	Includes options to purchase 228,000 shares of common stock that are exercisable within 60 days of the record date and 5,000 shares of restricted stock, and excludes 48,000 options not exercisable within 60 days of the record date.

(12)	Includes options to purchase 168,000 shares of common stock that are exercisable within 60 days of the record date and 5,000 shares of restricted stock, and excludes 48,000 options not exercisable within 60 days of the record date.

(*)	Less than one percent.

Proposal No. 1

Election of Board of Directors

A Board of five (5) directors will be elected by a plurality of the votes cast by stockholders represented and entitled to vote at the Annual Meeting. All nominees identified below are expected to serve if elected, and each of them has consented to being named in this Proxy Statement and to serve if elected. All nominees are current directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of Proxy shall have the right to vote according to their judgment for another person instead of such unavailable nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. BYRNES, ALTMAN, BLACK, BYRNE AND MILLER.

Information Regarding the Board of Directors and Executive Officers

The following table provides information regarding each nominee to the Board of Directors, as recommended by the Nominating Committee of the Board of Directors.

Name	Age	Position
John P. Byrnes	50	Chairman of the Board, Chief Executive Officer
Stuart H. Altman, Ph.D.(2)(3)(4)	71	Director
Chester B. Black(1)(2)(3)	63	Director
Frank D. Byrne, M.D.(1)(3)(4)	56	Director
William F. Miller, III(1)(2)(3)	59	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

(4)	Member of the Compliance Committee.

All directors are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Directors and Executive Officers

John P. Byrnes has served as the Chief Executive Officer of the Company since January 1997 and as a Director of the Company since May 1997. Mr. Byrnes was appointed Chairman of the Board in March 2000. Mr. Byrnes also served as the Company’s President from June 1996 until April 2003. Prior to becoming the Company’s President, Mr. Byrnes served the Company in a number of capacities over a ten-year period, including serving as the Company’s Chief Operating Officer throughout 1996. Mr. Byrnes is also a director of Kinetic Concepts, Inc.

Stuart H. Altman, Ph.D. has been a director of the Company since December 2001. Dr. Altman, Professor of National Health Policy at Brandeis University, is a member of the faculty of The Heller School for Social Policy and Management on Brandeis’ Waltham, Massachusetts campus and is an economist whose research interests are primarily in the area of federal and state health policy. He was Co-Chair of the Governor/Legislative Health Care Task Force for the Commonwealth of Massachusetts. In 1997, he was appointed by President Clinton to the National Bipartisan Commission on the Future of Medicare. Dr. Altman was Dean of the Heller School from 1977 to 1993 and served as interim President of Brandeis University from 1990 to 1991. Earlier in his career, Dr. Altman was Deputy Assistant Secretary for Planning and Evaluation/Health at the U.S. Department of Health Education & Welfare and has since advised national and state governments on major health care issues and legislation. Dr. Altman is a director of Aveta Inc., a health insurance organization, and several privately-held managed care and disease management companies.

Chester B. Black has been a director of the Company since January 1991. From November 1990 until December 1995, Mr. Black served as Chairman and Vice Chairman of Med Alliance, Inc. From June 1989 until November 1990, Mr. Black was Chairman and President of RB Diagnostic, a provider of diagnostic imaging services. During the past five years, Mr. Black has been involved as an investor and director in several privately-held health care services businesses.

Frank D. Byrne, M.D. has been a director of the Company since December 1999. Since 2004, Dr. Byrne has served as President of St. Mary’s Hospital, a 440-bed community hospital in Madison, Wisconsin. From 1991 until 2004, he served Parkview Health, an integrated delivery network headquartered in Fort Wayne, Indiana, in a variety of executive, governance, and clinical leadership roles, including President of Parkview Hospital, from 1995 to 2002. From 1982 to 1994, Dr. Byrne practiced pulmonary and critical care medicine. He is a Clinical Professor of Medicine at the University of Wisconsin School of Medicine and holds fellowships in the American College of Physicians, the American College of Chest Physicians, the American College of Healthcare Executives, and the American College of Physician Executives. Dr. Byrne has a B.S. from the University of Notre Dame, a Master of Medical Management from Carnegie Mellon University, and an M.D. from the State University of New York Downstate Medical Center. He has attended the Executive Program at the University of Michigan Business School and corporate governance education programs at Harvard Business School and the University of Wisconsin. Dr. Byrne also serves as a director of Steel Dynamics, Inc.

William F. Miller, III has been a director of the Company since December 1997. Mr. Miller is a partner with the private equity firm Highlander Partners in Dallas, Texas. From 2000 to 2005, Mr. Miller was the Chairman and Chief Executive Officer of HMS Holdings Corp., a provider of innovative revenue enhancement and services to public and private healthcare programs and payors. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of Emcare Holdings, Inc., a leading national healthcare services firm focused on the provision of emergency physician medical services. From 1980 to 1983, Mr. Miller served as Chief Operating Officer of Vail Mountain Medical Clinics. Prior to joining Vail Mountain Medical Clinics, Mr. Miller held financial and management positions in the health care industry, including positions as chief executive officer and chief financial officer of various investor owned hospital facilities in Northern California. Mr. Miller is a director of AMN Healthcare Services, HMS Holdings Corp., and various private companies.

Paul G. Gabos, age 44, has served as the Chief Financial Officer of the Company since June 1997. Prior to his appointment as Chief Financial Officer, Mr. Gabos served as Vice President, Administration. Before joining Lincare in 1993, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds Inc. Mr. Gabos holds a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania. Mr. Gabos is also a director of MEDNAX, Inc.

Shawn S. Schabel, age 44, was appointed President of the Company in April 2003 and Chief Operating Officer of the Company in January 2001. From 1998 to 2001, Mr. Schabel served as Senior Vice President of the Company. Mr. Schabel served the Company in a number of management capacities since joining Lincare in 1989. Mr. Schabel holds a Respiratory Therapy degree from Wichita State University. Mr. Schabel is also a director of Odyssey HealthCare, Inc.

Director Independence

Under applicable Nasdaq rules, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Altman, Black, Byrne and Miller have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is independent as defined under Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, Inc. Mr. Byrnes, the Company’s current Chief Executive Officer and Chairman of the Board, is the only director who is not independent as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Company applies these same independence standards to the standing committees of its Board of Directors. Mr. Byrnes is not a member of any standing committee of the Board of Directors.

Related-Person Transactions

The Company’s policies and procedures for the review, approval, or ratification of any transactions with related persons are set forth in writing and were approved by the Board of Directors. All directors and executive officers of the Company are required to avoid any transaction that might (i) impair, or appear to impair, the proper performance of their company-related responsibilities or (ii) affect their independence of judgment with respect to any business dealings between the Company and any other organization or individual. To this end, no director or executive officer of the Company may enter into or facilitate any related party transaction, as defined in the policy, on the Company’s behalf unless such transaction has been approved in accordance with the policy. The policy specifies required procedures for identification, reporting, review, and approval of, and record-keeping with respect to, any related-person transactions with the Company. In 2008, there were no transactions or proposed transactions in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

For purposes of the policy, a related-person transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships between or involving the Company (or any of its consolidated subsidiaries or affiliated professional associations, corporations and partnerships) and any related person or any other corporation, firm, association or entity in which any related person is a director or officer or is financially interested. Transactions pertaining to director or executive officer compensation, benefits and perquisites that are approved in accordance with the charter of the Compensation Committee or by the Board of Directors are not subject to the policy. A related person is defined under the policy as any executive officer, director or nominee for director, or holder of more than five percent of the outstanding voting stock of the Company or any of their respective immediate family members.

Any employee or director of the Company who is aware of any related-person transaction that has occurred or that may occur, or who has a question about whether a related-person transaction exists, is required without unreasonable delay to notify the Company’s Chief Financial Officer. If the Company’s Chief Financial Officer or an immediate family member of the Chief Financial Officer appears to be a participant in a related-person transaction, then the transaction would be reported instead to another executive officer who does not appear to be a participant in the transaction (a disinterested executive officer).

The Audit Committee of the Board of Directors is responsible for applying the policy and administering the procedures for reviewing all related-person transactions. If the Chief Financial Officer (or a disinterested executive officer) determines that a related-person transaction has occurred or will occur, then he or she is required to promptly refer the matter to disinterested members of the Audit Committee for their review. In the event that less than a majority of the members of the Audit Committee are disinterested, the matter would be referred promptly to all of the disinterested members of the Board of Directors acting as a committee. The Audit Committee would conduct such review at its next regularly-scheduled meeting, or earlier if a special meeting is called by the Chairman of the Audit Committee. The disinterested members of the Audit Committee would review each referred related-person transaction to determine whether such transaction is in good faith and on fair and reasonable terms that are no less favorable to the Company than those that would be available to the Company in a comparable transaction in arms-length dealings with an unrelated third party at the time it is authorized by the Audit Committee. If approved (based solely on the aforementioned standards of review) by a majority of the disinterested members of the Audit Committee, then such related-person transaction would not be disallowed solely by reason of its related nature. If the related-person transaction has already occurred and the Audit Committee is aware of this fact during its deliberation, then its approval, if given, would constitute a ratification of such transaction. Such approval or ratification would not be construed to require the consummation of such transaction, but rather would evidence solely the Audit Committee’s non-objection thereto based only on the related nature of the transaction.

Certain material related-person transactions may be required by law to be disclosed publicly. Therefore, the Audit Committee would, in the course of its review, create or cause to be created a record of information for each transaction reviewed, including without limitation a narrative description of the nature of the transaction, the amount involved and the identity and extent of involvement of each participant who is a related person, the decision of the Audit Committee, the dates of referral to, and review and decision by, the Audit Committee, and the date the transaction was consummated (if applicable).

Committees and Meetings of the Board of Directors

The standing committees of the Board of Directors consist of an Audit Committee, a Nominating Committee, a Compensation Committee and a Compliance Committee. No incumbent director during 2008 attended fewer than 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he served. The Board of Directors held seven meetings during 2008. The Company has no policy regarding Board member attendance at the Annual Meeting. In 2008, John P. Byrnes, Chairman of the Board, attended the Annual Meeting.

Audit Committee.    The Board of Directors has a separately designated standing Audit Committee composed of three independent directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee assists the Board of Directors in achieving its oversight and monitoring responsibilities to the stockholders relating to the accounting and financial reporting processes, financial controls and audits of the financial statements of the Company. The Audit Committee has the specific responsibilities and authority necessary to comply with Rule 10A-3(b)(2-5) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)), concerning responsibilities relating to: (i) independent registered public accounting firms, (ii) complaints relating to accounting, internal accounting controls or auditing matters, (iii) authority to engage advisors, and (iv) funding as determined by the Audit Committee. The Board of Directors has approved a formal written charter for the Audit Committee, a current copy of which is available on the Company’s web site at www.lincare.com, under the heading “Investor Relations.” The Audit Committee is comprised of Messrs. Black, Byrne and Miller and held six meetings in 2008. The Board of Directors has determined that each of the Audit Committee members: (i) are independent as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c) of the Exchange Act); (iii) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has determined that Mr. Miller qualifies as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

Nominating Committee.    The Nominating Committee selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board. The Board of Directors has approved a formal written charter for the Nominating Committee, a current copy of which is available on the Company’s web site at www.lincare.com, under the heading “Investor Relations.” The Nominating Committee will consider director candidates proposed by stockholders in the same manner as it considers Nominating Committee nominees (see “Director Nomination Process”). The Company’s Bylaws permit stockholders to nominate directors at a stockholder meeting provided that stockholders give timely notice thereof in writing to the Secretary of the Company and otherwise comply with the procedures set forth in the Company’s Bylaws. The Nominating Committee is comprised of Messrs. Altman, Black, Byrne and Miller, each of whom is independent as defined under the Nasdaq Marketplace Rules, and held one meeting in 2008.

Compliance Committee.    The Compliance Committee reviews health care compliance issues related to the Company’s health care compliance programs and, where appropriate, provides reports and recommendations to the Board regarding these programs. The Compliance Committee is comprised of Messrs. Altman and Byrne and held one meeting in 2008.

Compensation Committee.    The Board of Directors has a standing Compensation Committee comprised of Messrs. Altman, Black and Miller, each of whom is independent as defined under the Nasdaq Marketplace Rules. The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to all aspects of director compensation and executive compensation for the Chief Executive Officer and other senior executives of the Company. The Board of Directors has approved a formal written charter for the Compensation Committee, a current copy of which is available on the Company’s web site at www.lincare.com, under the heading “Investor Relations.” The Compensation Committee reviews and reassesses the adequacy of the committee’s formal written charter on an annual basis and recommends any proposed changes to the Board for approval. During 2006, the Board of Directors merged its Stock Plan Committee into its Compensation Committee. The Stock Plan Committee formerly administered the equity-based incentive plans of the Company and was comprised of the same members as the Compensation Committee. In 2008, the Compensation Committee held four meetings.

Compensation of Directors

Retainer and Committee Chair Fees

Directors who are employees of the Company do not receive any additional compensation for their services as directors. During fiscal year 2008, non-employee directors received an annual retainer, which is paid quarterly, and an additional retainer for serving as a chairman of a committee of the Board. The annual retainer for each non-employee director is $60,000. In addition to the annual retainer, the following annual fees are payable to the respective chairmen of the committees of the Board: (a) Audit Committee ($20,000), (b) Compensation Committee ($15,000) and (c) Compliance Committee ($10,000). In addition to the retainer and committee chair fees, non-employee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings.

Equity Compensation

Non-employee directors are eligible to participate in the Company’s stock plans pursuant to which they may be granted options to purchase common stock of the Company or awarded shares of restricted common stock of the Company. Historically, the exercise prices for all stock options granted to non-employee directors have been equal to the market price of the Company’s common stock on the date of grant, and the options have generally vested in equal increments over a three-year period and expire within eight years of the date of grant. Stock options granted to directors become immediately exercisable upon a change of control of the Company. In the event that a director ceases to be a non-employee director for reasons other than a change of control, the vested stock options held by such director as of the date of termination of directorship must be exercised within one year.

The following table shows compensation information for the Company’s non-employee directors for fiscal year 2008.

Director Compensation

for Fiscal Year 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stuart H. Altman, Ph.D.	70,000	39,483	463,463	(2)	—	—	—	572,946
Director, Compliance Committee Chairman
Chester B. Black	75,000	39,483	463,463	(3)	—	—	—	577,946
Director, Compensation Committee Chairman
Frank D. Byrne, M.D.	60,000	39,483	463,463	(4)	—	—	—	562,946
Director
William F. Miller, III.	80,000	39,483	463,463	(5)	—	—	—	582,946
Director, Audit Committee Chairman

(1)	Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation costs recognized by Lincare in fiscal year 2008 for stock and option awards as determined pursuant to Statement of Financial Accounting Standards No. 123R (SFAS 123R). These compensation costs may reflect awards granted in prior fiscal years for which compensation costs were recognized in Lincare’s 2008 consolidated financial statements. The assumptions used to calculate the value of stock and option awards are set forth under Note 12 of the Notes to Consolidated Financial Statements included in Lincare’s Annual Report on Form 10-K for fiscal year 2008 filed with the Securities and Exchange Commission.

(2)	Reflects the compensation costs recognized by Lincare in fiscal year 2008 for the applicable portions of restricted stock and stock option grants with the following fair values as of the grant date: (a) $893,465 for a stock option grant to purchase 72,000 shares of common stock made on August 26, 2005 at an exercise price of $42.33 per share, (b) $880,762 for a stock option grant to purchase 72,000 shares of common stock made on May 17, 2007 at an exercise price of $39.03 per share, and (c) $154,550 for a grant of 5,000 shares of restricted stock made on September 29, 2008 with a market value of $30.91 per share. Mr. Altman held 5,000 shares of restricted stock and had options to purchase an aggregate of 258,000 shares of common stock outstanding as of December 31, 2008.

(3)	Reflects the compensation costs recognized by Lincare in fiscal year 2008 for the applicable portions of restricted stock and stock option grants with the following fair values as of the grant date: (a) $893,465 for a stock option grant to purchase 72,000 shares of common stock made on August 26, 2005 at an exercise price of $42.33 per share, (b) $880,762 for a stock option grant to purchase 72,000 shares of common stock made on May 17, 2007 at an exercise price of $39.03 per share, and (c) $154,550 for a grant of 5,000 shares of restricted stock made on September 29, 2008 with a market value of $30.91 per share. Mr. Black held 5,000 shares of restricted stock and had options to purchase an aggregate of 288,000 shares of common stock outstanding as of December 31, 2008.

(4)

Reflects the compensation costs recognized by Lincare in fiscal year 2008 for the applicable portions of restricted stock and stock option grants with the following fair values as of the grant date: (a) $893,465 for a stock option grant to purchase 72,000 shares of common stock made on August 26, 2005 at an exercise price of $42.33 per share, (b) $880,762 for a stock option grant to purchase 72,000 shares of common stock made on May 17, 2007 at an exercise price of $39.03 per share, and (c) $154,550 for a grant of 5,000 shares of restricted stock made on September 29, 2008 with a market value of $30.91 per share. Dr. Byrne held 5,000 shares of restricted stock and had options to purchase an aggregate of 276,000 shares of common stock outstanding as of December 31, 2008.

(5)	Reflects the compensation costs recognized by Lincare in fiscal year 2008 for the applicable portions of restricted stock and stock option grants with the following fair values as of the grant date: (a) $893,465 for a stock option grant to purchase 72,000 shares of common stock made on August 26, 2005 at an exercise price of $42.33 per share, (b) $880,762 for a stock option grant to purchase 72,000 shares of common stock made on May 17, 2007 at an exercise price of $39.03 per share, and (c) $154,550 for a grant of 5,000 shares of restricted stock made on September 29, 2008 with a market value of $30.91 per share. Mr. Miller held 5,000 shares of restricted stock and had options to purchase an aggregate of 216,000 shares of common stock outstanding as of December 31, 2008.

Director Nomination Process

Director Qualifications – The Nominating Committee believes that individuals who are nominated by the Committee to be a director should have demonstrated notable or significant achievements in business, education or public service; should have a breadth of knowledge about issues affecting the Company; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a diverse range of skills and perspectives to its deliberations; should demonstrate a willingness to apply sound and independent business judgment and have no present conflicts of interest; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders. Consideration will also be given to candidates with financial management, reporting and control expertise or other experience that would qualify the candidate as a “financial expert” under established standards. Further, each candidate must be willing to commit, as well as have, sufficient time available for meetings and consultation on Company matters and to otherwise discharge the duties of Board membership and should have sufficient years available for service to make a significant contribution to the Company over time.

Selection and Nomination Process – When recommending to the Board the slate of directors to be nominated for election at the Annual Meeting, the Nominating Committee reviews the qualifications and backgrounds of nominees for director, as well as the overall composition of the Board. The Nominating Committee is authorized to use any methods it deems appropriate for identifying candidates for Board membership, including recommendations from current Board members and recommendations from stockholders. The committee shall ensure that women and minority candidates are routinely sought as part of every director search it undertakes and will take every reasonable step to ensure that women and minority candidates are in the pool from which Board nominees are chosen. The committee may engage outside search firms to identify suitable candidates. The Nominating Committee is also authorized to engage in whatever evaluation processes it deems appropriate to assess the suitability of a candidate for service on the Board. In formulating its recommendation, the Nominating Committee will consider not only the findings and conclusions of its evaluation process, but also the composition of the Board to ensure that the Board reflects the knowledge, experience, skills, expertise and diversity required for the Board to fulfill its duties. In considering whether to recommend directors who are eligible to stand for re-election, the Nominating Committee may consider a variety of factors, including a director’s contributions to the Board and ability to continue to contribute productively, attendance at Board and committee meetings, and the independence of the director, as well as whether the director continues to possess the attributes, capabilities and qualifications considered necessary or desirable for Board service.

Stockholder Nominations – The Company’s Bylaws permit stockholders to nominate directors at a stockholder meeting provided that stockholders give timely notice thereof in writing to the Secretary of the Company and otherwise comply with the procedures set forth in the Company’s Bylaws. Stockholders who wish to nominate a person for election as a director may submit the recommendation to the Secretary of the Company in compliance with the procedures described in the Company’s Bylaws. Stockholders may also recommend prospective candidates for consideration by the Nominating Committee, and such candidates will be considered in the same manner as other candidates. A stockholder who wishes to make such a recommendation should notify the Secretary of the Company in writing and include, at a minimum, (i) the name and address, as they appear in the Company’s books, of the stockholder giving the notice, (ii) the class and number of shares of the Company that are beneficially owned by the stockholder, (iii) a statement that the candidate is willing to be nominated and to serve as a director if elected, and (iv) any other information regarding the candidate that the Securities and Exchange Commission would require to be included in a proxy statement. If the Nominating Committee determines that a stockholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or in connection with the next Annual Meeting of Stockholders.

Communicating with the Board of Directors

The Board of Directors provides a process for stockholders to send communications to the Board. The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Audit Committee, with the assistance of the Company’s director of compliance, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Audit Committee, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and beneficial owners of more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and The Nasdaq Global Market initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

Based on a review of the copies of such filings furnished to the Company, the Company believes that all of its directors, executive officers and beneficial owners of more than 10% of its equity securities complied with all filing requirements applicable to them with respect to transactions completed during the 2008 fiscal year.

Compensation Discussion and Analysis

The Board of Directors has a standing Compensation Committee comprised of Messrs. Altman, Black and Miller, each of whom is independent as defined under the Nasdaq Marketplace Rules. The Compensation Committee operates under a formal written charter that has been approved by the Board of Directors, a current copy of which is available on the Company’s website at www.lincare.com, in the “Committee Charters” section under the heading “Investor Relations.”

The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to all aspects of director and executive officer compensation. The Committee reviews corporate goals and objectives relevant to such compensation and makes recommendations to the Board for adoption. The Compensation Committee evaluates the performance of the directors and executive officers based on corporate goals and objectives and other such factors as it deems appropriate, such as, (i) the short-term and long-term performance of the Company, (ii) the performance of the executive officers in light of relevant goals and objectives recommended by the Committee and approved by the Board, (iii) executive compensation levels at comparable companies, and (iv) the recommendations of the Chief Executive Officer. Based on its evaluation, the Compensation Committee recommends to the Board the compensation of the directors and executive officers, including salary, annual and long-term incentive compensation, annual incentive goals, option awards, stock awards, non-equity incentive plan compensation, benefits, perquisites and other compensation. The Committee also makes recommendations to the Board regarding director and executive officer employment contracts or arrangements.

Compensation Committee Process

The Compensation Committee evaluates the internal equity and external competitiveness of the compensation offered to the directors and executive officers and recommends action to the Board as it deems appropriate. The Committee makes recommendations to the Board with respect to equity-based and non-equity -based plans of the Company and it administers such plans with authority to make and modify grants under, and to approve or disapprove participation in, such plans. The Compensation Committee is directly responsible for the appointment, compensation, retention and oversight of any compensation consultants engaged to assist the Committee in carrying out its functions and responsibilities. At the request of the Committee to do so, the Chief Executive Officer or Chief Financial Officer may pre-negotiate engagement fees with such compensation consultants and may provide a recommendation to the Committee for its consideration. The Company provides for appropriate funding, as determined by the Committee, for payment of compensation to any consultants employed by the Committee and ordinary administrative expenses that are necessary and appropriate in carrying out its duties. The Committee may form and delegate authority to one or more sub-committees, but has not ever done so in the past.

In early 2004, in advance of negotiating new five-year employment agreements with the Company’s executive officers and prior to the expiration of the agreements in effect at that time, the Compensation Committee engaged Pearl Meyer & Partners, executive compensation consultants, to assist with its review of the Company’s executive compensation levels, practices and programs. The scope of the engagement included assessment of the competitiveness of the Company’s compensation levels including base salary, short-term incentives and long-term incentives, analysis of alternative long-term incentive vehicles appropriate for the Company, recommendations regarding potential changes to compensation programs to ensure alignment with market norms, desired competitive position and strategic objectives, and commentary on current trends and issues in executive officer employment contracts for consideration by the Committee.

Pearl Meyer employed two sources of compensation data in presenting its findings to the Committee, (i) a peer group consisting of 14 publicly-traded health services companies headquartered in the United States with annual revenues, market capitalizations, and product and service offerings similar to those of the Company, and (ii) a broader group of companies with annual revenues similar in size to the Company selected from a database compiled by Pearl Meyer. The peer group consisted of: AMN Healthcare Services, Amsurg, Apria Healthcare Group, Caremark Rx, Davita, Express Scripts, Gentiva Health Services, Mid Atlantic Medical Services, Neighborcare, Omnicare, Polymedica Corporation, Renal Care Group, Select Medical and Sierra Health Services. The Company’s executives were matched to the market data based on similarity of job responsibilities. Pearl Meyer also presented the Compensation Committee with a comparative analysis of various performance metrics derived from three publicly-traded direct competitors of the Company (American HomePatient, Apria and Rotech), including market capitalization, annual revenue growth, operating income, net income, free cash flow, and years of continuous employment of each executive officer with his respective company. The analysis included a comparison of the cash and equity-based compensation elements of each of the Company’s executive officers for the most recently available fiscal year to the respective compensation amounts earned by the executive officers of the peer companies.

In 2004, the Committee considered Pearl Meyer’s observations and recommendations in evaluating the components and levels of executive compensation to be set forth in the executive officers’ employment agreements. Pearl Meyer presented the comparative position of the various elements of the Company’s executive compensation program relative to market percentiles. The Committee believes that these comparisons were useful in evaluating the competitiveness of the Company’s program. While the Committee does not establish specific percentile targets for the individual elements of compensation or for aggregate compensation, the Committee generally aims to set the Company’s executive compensation levels between the 50th and 75th percentiles. The Committee concluded that it was important to establish compensation levels for the Company’s executive officers that were higher than the average compensation levels earned by individuals employed by peer companies in positions of similar job responsibilities. Compensation levels within the 50th and 75th percentiles were deemed relevant by the Committee in light of the superior relative performance achieved by the Company under the direction of its executive officers in the preceding five-year period, as shown in the comparative performance data presented by Pearl Meyer. The Committee considered the Pearl Meyer observations and recommendations as it negotiated new employment agreements with the executive officers in November 2004. These employment agreements, as subsequently amended, cover the employment period from November 15, 2004 through December 31, 2009, and they set forth specific compensation levels covering that period. Although it may do so, the Committee has not engaged Pearl Meyer or any other compensation consultant since 2004. The Committee has the authority to make recommendations to the board with regard to amending the employment agreements or establishing additional elements of executive compensation when and if it deems appropriate.

On December 29, 2007, the Company entered into second amended employment agreements with each of its executive officers containing clarifications and changes to certain sections within the agreements. The changes were adopted to comply with the requirements of the final regulations concerning deferred compensation promulgated by the Internal Revenue Service under Section 409A of the Internal Revenue Code.

Compensation Policies and Overall Objectives

The Company’s executive compensation program is intended to attract, retain and motivate high quality executives with a performance-based compensation package that promotes Company growth and enhancement of stockholder value. The executive compensation program consists of two primary components: (i) cash compensation and (ii) equity-based compensation, historically delivered through the grant of stock options and restricted stock pursuant to the Company’s shareholder-approved stock plans. The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee does not target a specific mix of cash and equity-based, or short-term and long-term, compensation elements in structuring such program.

The Compensation Committee views the cash compensation component to be in recognition of the contribution by the executive officers to the Company’s financial performance in the current fiscal year. The cash compensation component of executive pay is comprised of two primary elements: (i) base salary and (ii) performance-based bonus compensation. The cash component of the Company’s executive compensation program is intended to provide compensation for carrying out the duties expected of each executive position and to reward achievement of short-term annual financial goals, as measured by the Company’s operating results in the current fiscal year. The Committee seeks to offer salaried compensation to the Company’s executive officers that provides fair payment for the responsibilities and demands of their respective positions, consistent with the experience, qualities and commitment of each individual and competitive with potential market demand for their services. The performance-based bonus compensation is intended to motivate and reward the executive officers for contributing to the Company’s delivering strong operating performance as reflected in its financial results.

The Compensation Committee believes that the Company’s executive officers should be motivated to achieve, and participate significantly in, the creation of long-term shareholder value attained through appreciation in the market price of the Company’s common stock. Stock options and/or restricted shares are typically granted annually to the Company’s executives at the discretion of the Compensation Committee in order to enhance the link between shareholder value creation and executive pay. Stock options are granted with an exercise price equal to the market value of the Company’s common stock on the date of the grant. Accordingly, stock options have realizable value to the recipient only if the stock price appreciates after the date the options are granted. Further, stock options issued to the Company’s executive officers become exercisable after a defined vesting period, usually in scheduled increments between 12 and 36 months, and expire eight years from the date of grant. Shares of restricted stock may also be awarded to executives from time to time in order to encourage ownership of the Company’s shares. The vesting of restricted stock awards may be subject to meeting pre-established long term, performance-based and service-based requirements. Such requirements might include achievement of pre-approved annual earnings per share targets and continued employment with the Company. The Compensation Committee believes that this approach focuses executives on the creation of shareholder value over the long term while providing incentive for the executive to remain in the employ of the Company.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to certain of their most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. It is the Committee’s objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. In accordance with that objective, certain long-term incentives such as stock options issued pursuant to equity plans approved by stockholders are designed as qualifying performance-based compensation, while annual salaries and bonuses that are not approved by stockholders are not considered as such for tax purposes. Shareholder approval of bonus compensation arrangements would be required to qualify for exclusion from the deduction limit, and the Committee believes that such approval would limit its flexibility in negotiating or otherwise determining such arrangements with management on behalf of the stockholders.

Base Salaries

The Compensation Committee reviews each executive officer’s base salary annually. The Committee generally establishes the base salary of each executive officer at the time that it enters into an employment agreement with each executive. The employment agreements currently in place for the Company’s executive officers, Mr. John Byrnes (Chief Executive Officer), Mr. Paul Gabos (Chief Financial Officer and Secretary) and Mr. Shawn Schabel (President and Chief Operating Officer), set forth the terms and conditions of employment for each executive for the period from January 1, 2005 through December 31, 2009. The base salary amounts established at the commencement of the employment period in the agreements were initially set at an annual rate equal to each executive’s 2004 salary increased by the annual percentage increase in the Consumer Price Index for All Urban Consumers (the “CPI-U”, as published by the Bureau of Labor Statistics of the U.S. Department of Labor) for the twelve month period ended December 31, 2004. The employment agreements provide for annual increases in the base salary amounts based on the CPI-U for the preceding twelve months, or such higher amounts as may be determined from time to time by the Compensation Committee in its sole discretion. These increases are established by the Committee at the beginning of each year upon its review of the published CPI-U data for the preceding calendar year.

Based on its review of the findings and considerations presented by Pearl Meyer in 2004, the Compensation Committee determined that adjusting the base salaries of Messrs. Byrnes and Gabos annually at rates consistent with inflation as measured by the CPI-U was reasonable and appropriate. However, the Committee determined that Mr. Schabel’s base salary at that time was at a level that was less than competitive versus the market for executives with similar job responsibilities and profiles. Effective January 3, 2005, the Compensation Committee adjusted Mr. Schabel’s base salary from an annual rate of $393,000 to $542,000. In establishing the annual rates of increase in the base salaries for each executive officer for each of the years from 2005 through 2008, before factoring in the adjustment to Mr. Schabel’s base salary in 2005, the Compensation Committee adhered to the CPI-U adjustment factor referenced in the employment agreements which resulted in annual percentage increases for those years of 3.5%, 3.4%, 2.5% and 4.1%, respectively. In establishing the rate of increase in the base salaries of the executives in 2009, the Committee observed that the year over year increase in the CPI-U for December 2008, as published by the U.S. Department of Labor, was 0%. Accordingly, the Committee did not make any adjustments to the base salaries for the 2009 annual period.

Annual Cash Bonuses

The Compensation Committee determines the annual performance-based cash compensation for the Company’s executive officers pursuant to the terms of the officers’ respective employment agreements. The Committee believes that the cash bonus plan promotes the Company’s performance-based compensation philosophy by providing executives with direct cash incentives for achieving specific performance goals. Under the terms of the employment agreements with the executive officers, and prior to January 2007, the bonus amounts were calculated pursuant to a formula that was based on a percentage of base salary corresponding to the percentage growth above a target level in reported diluted EPS over the prior year period. The Committee also had discretionary authority to retrospectively adjust upward or downward the Company’s reported financial results for purposes of determining performance under the bonus plan to account equitably for items that were non-recurring in nature or beyond the control of management. Such adjustments would have been attributable to, for example, any extraordinary charges, any unusual non-recurring items or changes in accounting policies required under generally accepted accounting principles.

On January 23, 2007, the Compensation Committee recommended, and the Board of Directors approved, an amendment to each executive officer’s employment agreement that changed the cash bonus formula and that took effect in the Company’s 2007 fiscal year. The new cash bonus formula compares the Company’s reported diluted EPS in each fiscal year with the expected diluted EPS of the Company for such year as set forth in the annual business plan prepared in advance by the Company and approved by the Board of Directors (“Business Plan EPS”). Bonus payments under the new formula are subject to a maximum cash bonus payment of 200% of annual salary. Each executive officer’s employment agreement was modified accordingly to reflect the new bonus compensation formula. Under the new formula, in respect of each calendar year (or applicable portion thereof) during the term of his or her employment, the Company will pay bonus compensation to each executive officer in an amount equal to the lesser of 200% of such executive’s annual salary or: (i) the percentage of salary set forth in the table below which corresponds to the percentage by which the Company’s reported diluted EPS for such calendar year compares with the Business Plan EPS, multiplied by (ii) the executive’s annual salary for such calendar year.

Fully Diluted EPS as a % Of Business Plan EPS	% of Salary
0-99%	0%
100%	80%
101%	90%
102%	100%
103%	110%
104%	120%
105%	130%
> 105%	130% + an additional 10% for each full percentage point of EPS achieved over Business Plan EPS

The Compensation Committee believes that this change in the bonus compensation formula was appropriate and in the best interests of the stockholders of the Company. In recommending the change, the Committee considered the impact that ongoing reductions in payment amounts put into effect by government payors, such as Medicare, for the Company’s products and services were likely to have on the Company’s EPS growth in the future. The Committee concluded that moving to a formula based on achieving or exceeding the target operating results set forth in the Company’s annual business plan, which include an estimate of the impact of expected Medicare price reductions in the coming year, was more consistent with the overall objectives of the performance-based component of the cash compensation program. While the Committee retained its right under the new employment agreements to adjust upward or downward the bonus amount awarded to each executive officer under his agreement, the Committee believes that a bonus plan that establishes performance targets in advance and incorporates anticipated changes in reimbursement for the Company’s products and services or other factors expected to affect the Company’s financial results in a given year is preferable to one that adjusts reported financial results for such factors retrospectively. The Committee concluded that a prospective change in the bonus calculation for fiscal years beginning in 2007 was equitable and consistent with the Committee’s belief that an appropriate, performance-based executive compensation plan aligns management’s interests with the interests of the Company’s stockholders.

The Committee believes that EPS is the most appropriate company performance measure for determining bonus compensation because EPS is determined in accordance with generally accepted accounting principles, includes all income and expense components of net profitability, and takes into account potential stockholder dilution (or anti-dilution) from all equity-based transactions. The percentage of base salary paid as a cash bonus under the formula increases incrementally with increases in the percentage by which annual reported EPS exceeds the Business Plan EPS. The Committee recognizes that EPS is a Company-level metric and, as such, the individual performance of each executive officer within their respective areas of responsibility is not considered in establishing the amount of bonus earned and believes that it is important for the executive officers to work toward a common performance goal on behalf of the stockholders. In the event that the Company’s performance goals were met, the Committee believes that the cash bonus plan should result in an annual cash bonus payment to each executive officer that was approximately equal to the amount of annual salary compensation for such officer. This level of bonus compensation was also consistent with the findings and considerations presented to the Committee by Pearl Meyer in 2004 in connection with its evaluation of the Company’s executive compensation programs. The Committee has no formal policy with respect to the adjustment or recovery of compensation as a result of material changes in the Company’s financial statements requiring an accounting restatement. However, the Committee reserves the right to reduce or withhold future compensation based on any required restatement or adjustment, and to determine the extent to which recovery of prior compensation may be pursued in the event of future adjustments caused by fraud on behalf of an executive of the Company.

On February 3, 2009, the Committee approved the cash bonus amounts to be paid to each executive officer for services performed in 2008 in accordance with the annual performance-based bonus compensation provisions contained in the amended employment agreements. The Company achieved earnings of $3.17 per share in 2008, exceeding the pre-established Business Plan EPS of $3.03. Pursuant to the bonus compensation formula, the Committee determined that actual EPS as a percentage of Business Plan EPS in 2008 was approximately 105%, resulting in earned bonus compensation of 130% of base salaries. The resulting bonus payments made to Messrs. Byrnes, Gabos and Schabel for fiscal year 2008 were $1,165,860, $582,930 and $777,630, respectively. On February 13, 2008, the Committee approved the cash bonus amounts to be paid to each executive officer for services performed in 2007 in accordance with the annual performance-based bonus compensation provisions contained in the amended employment agreements. The resulting bonus amounts awarded to Messrs. Byrnes, Gabos and Schabel for fiscal year 2007 were $990,719, $559,972 and $747,002, respectively.

Long-Term, Stock-Based Compensation

The Compensation Committee believes that the Company’s executive officers should be motivated to achieve, and participate significantly in, the creation of long-term shareholder value attained through appreciation in the market price of the Company’s common stock. Stock options and/or restricted shares are granted annually to the Company’s executives at the discretion of the Committee in order to enhance the link between shareholder value creation and executive pay. The Committee has generally favored the award of stock options to the award of shares of restricted stock for several reasons, including: (1) stock options are granted with an exercise price equal to the fair market value of the Company’s common stock on the date of the grant, so stock options have realizable value to the recipient only if the stock price appreciates after the date the options are granted; (2) stock options result in cash proceeds to the Company through the sale of newly issued shares of common stock at a price equal to the exercise price of the option; and (3) non-qualified stock options are deemed to be performance-based under Section 162(m) of the Internal Revenue Code and result in more favorable tax treatment to the Company. However, the Committee reserves its right to issue stock options, restricted stock, or a combination of both, in accordance with the terms of the Company’s stockholder-approved equity plans.

The findings and recommendations presented to the Committee by Pearl Meyer in 2004 include a long-term equity incentive framework for the Committee to consider that takes into account the size of equity grants and resulting stockholder dilution and compares the practices of the Company to companies in its peer group. While the Committee does not target a specific mix of cash and equity-based, or short- term and long-term, compensation elements, the Committee believes that the current mix of long-term compensation creates the appropriate incentives for its executive officers consistent with the overall objectives of the Company. The Company’s long-term incentive program and the amounts awarded under such program are reviewed annually and are determined solely at the discretion of the Committee.

On September 30, 2008, the Committee awarded 150,000, 75,000 and 100,000 shares of restricted stock to Messrs. Byrnes, Gabos and Schabel, respectively. In determining the number of restricted shares awarded to the executive officers, the Committee considered each officer’s position and level of responsibility, his contribution to the long-term success of the Company and each officer’s historical award levels. The restricted shares vest in two equal increments on October 1, 2009 and October 1, 2010. The restricted stock agreements contain an acceleration provision whereby the restrictions on all of the shares would be removed on October 1, 2009 if the Company achieves the earnings per share target established by the Board for the 12-month period immediately following the date of the grants. In deciding to issue shares of restricted stock to the executive officers as opposed to stock options, the Committee considered the recent turmoil in the credit and equity markets and was concerned that macroeconomic factors could negatively influence the Company’s share price, thereby causing the share price to fall below the exercise price of the options. In addition, the Committee wanted to reward the executive officers if the earnings per share target was met, by accelerating the vesting of the awards, without regard for the effect of possible fluctuations in the near-term share price of the Company’s common stock on the value of the awards. The Committee wished to preserve the underlying purpose of the equity awards, specifically, providing motivation to management to achieve, and participate significantly in, the creation of long-term shareholder value attained through appreciation in the market price of the Company’s common stock and believed that granting restricted stock rather than stock options was consistent with that objective.

On May 17, 2007, the Committee awarded options to purchase 400,000, 200,000 and 300,000 shares of the Company’s common stock to Messrs. Byrnes, Gabos and Schabel, respectively. In determining the number of stock options awarded to the executive officers, the Committee considered each officer’s position and level of responsibility, his contribution to the long-term success of the Company and each officer’s historical award levels.

Stock-based compensation awarded to the Company’s executive officers is subject to the terms and conditions set forth in the respective agreements underlying the award of stock options and restricted shares. Generally, rights to exercise stock options granted by the Company are subject to vesting provisions that typically entitle the optionee to exercise the options in scheduled increments between 18 and 36 months and expire eight years from the date of grant. Restricted stock grants are generally subject to performance and service conditions, the achievement of which removes the restrictions on the shares over a specified period as defined in the underlying agreement. Such performance conditions may include achievement of certain EPS or other financial targets established by the Committee and are subject to continued employment of the executive over the measurement period.

The Committee does not have a formal policy for determining when stock-based awards are granted, but does require, in the case of stock options, that such awards be granted with an exercise price equal to the market price of the Company’s stock on the date of grant. The Committee generally grants equity awards on an annual basis, but has not established a specific time frame for doing so. However, it is the Committee’s policy not to grant equity awards when the Company is in possession of material, non-public information. The Committee has not established any equity ownership requirements or guidelines specifying applicable amounts and forms of ownership of the Company’s common stock. However, the Company maintains a policy that prohibits any employee from hedging the economic risk of ownership and/or engaging in the purchase or sale of any derivative securities derived from the Company’s common shares.

Benefits and Perquisites

The Company’s executives are eligible to participate in certain benefit programs available to all employees of the Company, including health insurance, life and disability insurance, Company contributions to a 401(k) plan (subject to certain regulatory and other limits) and participation in an employee stock purchase plan. The employee stock purchase plan allows employees to accumulate payroll deductions for the purpose of purchasing shares of the Company’s common stock on a quarterly basis at a price per share equal to 85% of the lower of the market price of a share of common stock on the last day of the previous plan quarter or the last trading day of the current plan quarter. Except for the severance arrangements described below, the Company does not offer any post-employment or retirement benefits to any of its employees. The Compensation Committee does not believe that such retirement benefits serve the interests of the Company’s stockholders.

A limited number of perquisites are available to the Chief Executive Officer and other executive officers that are not otherwise available to non-executive employees of the Company. The Company pays for a golf club membership on behalf of the Chief Executive Officer. The club is in close proximity to the corporate headquarters office and is thereby convenient for use in conjunction with various business-related activities. The Company also pays for the Chief Executive Officer to undergo an extensive annual physical examination that is not otherwise available to employees of the Company. The Company makes available to its executive officers personal use of Company owned and operated aircraft. The Compensation Committee believes that the use of such aircraft provides for a higher level of personal security for the Company’s executive officers and that maintaining such personal security is of vital importance to the Company’s business and prospects. The personal use of Company owned aircraft, if any, is included in each executive officer’s earnings reported to the Internal Revenue Service and the Company does not reimburse the individual for the income taxes payable on such earnings. The Company also makes available to its executive officers a financial planning allowance not to exceed $35,000 per individual over five years.

The executive officers’ employment and equity compensation agreements contain various severance and change of control provisions. Such provisions provide for the payment of cash compensation in the event of termination of the executive’s employment by the Company at any time other than for cause (as defined in the employment agreement) in an amount equal to two times the sum of then-current annual salary plus bonus in respect of the immediately preceding calendar year, paid in 24 equal monthly installments. An equivalent amount of severance compensation is also payable to the executive officer upon a change of control of the Company (as defined in the respective agreements) plus an additional amount equal to two times the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, and such severance amounts payable pursuant to a change of control are paid in a lump sum within 10 business days after the change of control regardless of whether the executive experiences a termination of employment. The employment agreements also contain non-competition and non-solicitation provisions during the two-year period commencing on the date the employment term ends for any reason whatsoever.

The Company’s stock option and restricted stock agreements with its executive officers contain provisions that accelerate in full the vesting of rights to exercise stock options and removal of the Company’s purchase option related to unvested restricted shares upon a change of control. The Committee believes such change of control provisions help ensure management’s focus and commitment during a contentious period that might include a contest for control of the Company. The Company’s relatively diffuse ownership structure as a publicly-held corporation may increase the probability of managerial resistance to takeover bids that would enhance shareholder value. Without exit compensation, management may be more likely to choose to resist a takeover bid, and this managerial resistance could lead to a depletion of valuable corporate resources. The Committee believes that exit compensation upon a change of control serves to increase shareholder value and is therefore in the best interests of the Company and its stockholders.

Executive Compensation

Summary Compensation

The following table sets forth all compensation paid to, or earned by, each of the Company’s executive officers for fiscal years 2006 through 2008.

Summary Compensation Table

For Past Three Fiscal Years

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John P. Byrnes	2008	896,816	—	1,140,533	3,294,168	1,165,860	—	51,372(4)	6,548,749
Chief Executive	2007	861,495	—	211,467	3,873,463	990,719	—	85,427(4)	6,022,571
Officer	2006	840,483	—	1,321,672	3,716,416	756,435	—	93,739(4)	6,728,745

Paul G. Gabos	2008	448,408	—	570,267	1,647,083	582,930	—	22,419(5)	3,271,107
Chief Financial Officer and Secretary	2007 2006	430,750 420,242	— —	105,733 660,836	1,936,733 1,858,209	559,972 378,217	— —	64,226(5) 25,011(5)	3,097,414 3,342,515

Shawn S. Schabel	2008	598,177	—	760,356	2,406,757	777,630	—	22,685(6)	4,565,605
President and Chief Operating Officer	2007 2006	574,617 560,602	— —	140,980 881,105	2,776,631 2,582,895	747,002 504,542	— —	33,223(6) 44,021(6)	4,272,453 4,573,165

(1)	Stock awards consist only of restricted shares. Amounts shown do not reflect compensation actually received or expected to be received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by Lincare in each fiscal year for stock awards granted in 2008, 2007, 2006 and in prior years for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123R (SFAS 123R). See the Grants of Plan-Based Awards Table for information on restricted stock awards granted in 2008. For information regarding assumptions made in calculating the amounts reflected in this column, see Note 12, “Stock Plans,” to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for fiscal year 2008.

(2)	Amounts shown do not reflect compensation actually received or expected to be received by the named executive officer. Instead, the amounts shown are the compensation costs recognized by Lincare in each fiscal year for option awards granted in 2008, 2007, 2006 and in prior years for financial statement reporting purposes in accordance with SFAS 123R, excluding the estimate of forfeitures related to service-based vesting conditions. See the Grants of Plan-Based Awards Table for information on stock options granted in 2008. For information regarding assumptions made in calculating the amounts reflected in this column, see Note 12, “Stock Plans,” to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for fiscal year 2008.

(3)	Amounts consist of incentive bonuses earned for services rendered in each fiscal year. The incentive bonuses paid to Messrs. Byrnes, Gabos and Schabel were paid pursuant to the terms of their respective employment agreements dated November 15, 2004, as amended, based on achieving certain earnings per share targets. For a discussion of the views of the Compensation Committee of the Company’s Board of Directors regarding the amount of salary and incentive bonus paid to the named executive officers in proportion to total compensation, please see the section entitled “Compensation Discussion and Analysis” contained in this Proxy Statement.

(4)

Reflects amounts in 2008, 2007 and 2006 for (a) Lincare’s contributions of $11,500, $11,250 and $11,000, respectively, under the Company’s tax-qualified 401(k) Plan, which provides for broad-based employee participation, (b) payments of $10,177, $9,763 and $10,051, respectively, in golf club membership fees, (c) $23,287, $64,414 and $71,889, respectively, for personal use of Company-owned aircraft, and (d) $6,408 in tax reimbursements in 2008 and payment of $799 in 2006 for physical examination services not otherwise reimbursable under Lincare’s employee health benefit plan. The amounts shown for personal use of Company-owned aircraft represent the incremental cost to the Company based on the cost of fuel, crew travel expenses, landing fees, supplies, aircraft repair and maintenance, and other variable costs. Since the company-owned aircraft are used primarily for business travel, such amounts do not include fixed costs that do not change based on usage, such as pilot salaries and related expenses, depreciation of the purchase costs of Company-owned aircraft, insurance and hangar lease charges.

(5)	Reflects amounts in 2008, 2007 and 2006 for (a) Lincare’s contributions of $11,500, $11,250 and $11,000, respectively, under the Company’s tax-qualified 401(k) Plan, which provides for broad-based employee participation, and (b) $10,919, $52,976 and $14,011, respectively, for personal use of Company-owned aircraft. The amounts shown for personal use of Company-owned aircraft represent the incremental cost to the Company based on the cost of fuel, crew travel expenses, landing fees, supplies, aircraft repair and maintenance, and other variable costs. Since the company-owned aircraft are used primarily for business travel, such amounts do not include fixed costs that do not change based on usage, such as pilot salaries and related expenses, depreciation of the purchase costs of Company-owned aircraft, insurance and hangar lease charges.

(6)	Reflects amounts in 2008, 2007 and 2006 for (a) Lincare’s contributions of $11,500, $11,250 and $11,000, respectively, under the Company’s tax-qualified 401(k) Plan, which provides for broad-based employee participation, (b) $4,777, $21,973 and $33,021, respectively, for personal use of Company-owned aircraft, and (c) $6,408 in tax reimbursements in 2008. The amounts shown for personal use of Company-owned aircraft represent the incremental cost to the Company based on the cost of fuel, crew travel expenses, landing fees, supplies, aircraft repair and maintenance, and other variable costs. Since the company-owned aircraft are used primarily for business travel, such amounts do not include fixed costs that do not change based on usage, such as pilot salaries and related expenses, depreciation of the purchase costs of Company-owned aircraft, insurance and hangar lease charges.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive officers during fiscal year 2008. The option awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal 2008 Year-End” table below.

Grants of Plan-Based Awards

For Fiscal Year 2008

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John P. Byrnes	9/30/2008	—	—	—	—	—	—	150,000	—	—	4,513,500
	FY 2008	—	717,453	1,793,632	—	—	—	—	—	—	—
Paul G. Gabos	9/30/2008	—	—	—	—	—	—	75,000	—	—	2,256,750
	FY 2008	—	358,726	896,816	—	—	—	—	—	—	—
Shawn S. Schabel	9/30/2008	—	—	—	—	—	—	100,000	—	—	3,009,000
	FY 2008	—	478,542	1,196,354	—	—	—	—	—	—	—

(1)

Amounts shown represent the range of estimated payouts for fiscal year 2008 to Messrs. Byrnes, Gabos and Schabel under the cash bonus compensation formula contained in their respective employment agreements. These amounts are based on the individual’s fiscal year 2008 base salary. The plan does not provide for a threshold amount. The target amount shown is 80% of the individual’s base salary and the maximum amount shown is two times the individual’s base salary for each of the named executive officers. Actual cash bonuses received by these named executive officers for fiscal year 2008 are reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.” A description of the cash bonus compensation formula can be found in the Compensation Discussion and Analysis contained in this Proxy Statement under the heading “Annual Cash Bonuses.”

(2)	The value of a restricted stock award is based on the fair value as of the grant date of such award determined in accordance with SFAS No. 123R. Restricted shares granted to the named executive officers in fiscal year 2008 were awarded under the Company’s 2004 Stock Plan and vest as follows: 50% of the shares awarded will vest on October 1, 2009 and 50% of the shares awarded will vest on October 1, 2010; however, 100% of the shares awarded will vest on October 1, 2009 if the Company achieves the earnings per share target established by the Board of Directors for the 12-month period immediately following the date of the grants. In addition, if the executive officer ceases to be employed by the Company prior to the applicable vesting date, the Company shall have the right and option to purchase the shares from the executive for $0.01 per share. For a more detailed description of the Company’s granting policies for stock-based awards, refer to the Compensation Discussion and Analysis contained in this Proxy Statement under the heading “Long-Term, Stock-Based Compensation”. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 12, “Stock Plans,” to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for fiscal year 2008.

Outstanding Equity Awards

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (10)	Market Value of Shares or Units of Stock That Have Not Vested ($) (11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (12)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (11)
	Exercisable	Unexercisable
John P. Byrnes	400,000	0		—	26.86	6/1/2009	75,000	2,019,750	75,000	2,019,750
	300,000	0		—	29.47	12/1/2009
	200,000	0		—	24.45	12/31/2009
	300,000	0		—	30.13	1/31/2010
	300,000	0		—	31.72	3/31/2012
	266,667	133,333	(1)	—	42.33	8/30/2013
	166,667	83,333	(2)	—	38.51	5/31/2014
	133,334	266,666	(3)	—	39.03	5/31/2015

Paul G. Gabos	200,000	0		—	26.86	6/1/2009	37,500	1,009,875	37,500	1,009,875
	100,000	0		—	29.47	12/1/2009
	150,000	0		—	30.13	1/31/2010
	150,000	0		—	31.72	3/31/2012
	133,334	66,666	(4)	—	42.33	8/30/2013
	83,334	41,666	(5)	—	38.51	5/31/2014
	66,667	133,333	(6)	—	39.03	5/31/2015

Shawn S. Schabel	200,000	0		—	26.86	6/1/2009	50,000	1,346,500	50,000	1,346,500
	100,000	0		—	29.47	12/1/2009
	200,000	0		—	24.45	12/31/2009
	150,000	0		—	30.13	1/31/2010
	200,000	0		—	31.72	3/31/2012
	186,667	93,333	(7)	—	42.33	8/30/2013
	116,667	58,333	(8)	—	38.51	5/31/2014
	100,000	200,000	(9)	—	39.03	5/31/2015

(1)	These options were granted on August 26, 2005. Options to purchase 133,334 shares of common stock became exercisable on January 1, 2007 and options to purchase 133,333 shares of common stock became exercisable on January 1, 2008. Assuming continued employment with Lincare, options to purchase 133,333 shares of common stock will become exercisable on January 1, 2009.

(2)	These options were granted on May 22, 2006. Options to purchase 166,667 shares of common stock became exercisable in two equal installments on December 1, 2007 and on December 1, 2008. Assuming continued employment with Lincare, options to purchase 83,333 shares of common stock will become exercisable on December 1, 2009.

(3)	These options were granted on May 17, 2007. Options to purchase 133,334 shares of common stock became exercisable on December 1, 2008. Assuming continued employment with Lincare, options to purchase 133,333 shares of common stock will become exercisable on each of December 1, 2009 and December 1, 2010.

(4)	These options were granted on August 26, 2005. Options to purchase 66,667 shares of common stock became exercisable on each of January 1, 2007 and January 1, 2008. Assuming continued employment with Lincare, options to purchase 66,666 shares of common stock will become exercisable on January 1, 2009.

(5)	These options were granted on May 22, 2006. Options to purchase 41,667 shares of common stock became exercisable on each of December 1, 2007 and December 1, 2008. Assuming continued employment with Lincare, options to purchase 41,666 shares of common stock will become exercisable on December 1, 2009.

(6)	These options were granted on May 17, 2007. Options to purchase 66,667 shares of common stock became exercisable on December 1, 2008. Assuming continued employment with Lincare, options to purchase 66,667 shares of common stock will become exercisable on December 1, 2009 and options to purchase 66,666 shares of common stock will become exercisable on December 1, 2010.

(7)	These options were granted on August 26, 2005. Options to purchase 93,334 shares of common stock became exercisable on January 1, 2007 and options to purchase 93,333 shares of common stock became exercisable on January 1, 2008. Assuming continued employment with Lincare, options to purchase 93,333 shares of common stock will become exercisable on January 1, 2009.

(8)	These options were granted on May 22, 2006. Options to purchase 58,334 shares of common stock became exercisable on December 1, 2007 and options to purchase 58,333 shares of common stock became exercisable on December 1, 2008. Assuming continued employment with Lincare, options to purchase 58,333 shares of common stock will become exercisable on December 1, 2009.

(9)	These options were granted on May 17, 2007. Options to purchase 100,000 shares of common stock became exercisable on December 1, 2008. Assuming continued employment with Lincare, options to purchase 100,000 shares of common stock will become exercisable on each of December 1, 2009 and December 1, 2010.

(10)	The restricted shares were granted on September 30, 2008 and vest on October 1, 2009.

(11)	Value based on a stock price of $26.93, which was the closing price of a share of Lincare’s common stock on the Nasdaq Global Market on December 31, 2008.

(12)	The restricted shares were granted on September 30, 2008 and vest on October 1, 2010, however, vesting will accelerate to October 1, 2009 if the Company achieves the earnings per share target established by the Board of Directors for the 12-month period immediately following the date of grant.

Options Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officers during fiscal year 2008.

Option Exercises and Stock Vested For Fiscal Year 2008

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
John P. Byrnes	600,000	8,455,142	—	—
Paul G. Gabos	—	—	—	—
Shawn S. Schabel	—	—	—	—

(1)	The value realized equals the difference between the option exercise price and the market price of Lincare common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized equals the market price of Lincare common stock on the vesting date, multiplied by the number of shares of restricted stock that vested. There were no shares of stock that vested during 2008.

Pension Benefits and Non-Qualified Deferred Compensation

The Company does not have any defined pension or defined contribution plans for its named executive officers other than the tax-qualified 401(k) Plan. The Company does not maintain any non-qualified deferred compensation plans.

Employment Agreements and Potential Payments upon

Termination or Change-Of-Control

Mr. Byrnes serves as Chief Executive Officer at an annual salary of $896,816. Mr. Gabos serves as Chief Financial Officer and Secretary at an annual salary of $448,408. Mr. Schabel serves as President and Chief Operating Officer at an annual salary of $598,177.

The Company has employment agreements with Messrs. Byrnes, Gabos and Schabel. The respective agreements set forth the terms and conditions of each Executive Officer’s employment for a period beginning on January 1, 2005 and ending on December 31, 2009 or, if employment thereunder is earlier terminated, such shorter period. Each agreement provides for a base salary, annual cost of living adjustments and for such salary increases as may be determined by the Board of Directors in its sole discretion. In addition to salary, the employment agreements provide that each such person shall be eligible to receive bonus compensation based upon the achievement of the performance targets set forth in the respective agreements. The Company’s Board of Directors (or an authorized committee thereof) shall have the discretion to adjust upward or downward the bonus for any applicable period to account equitably for the impact on EPS of: (i) any extraordinary charges; (ii) any unusual non-recurring items; (iii) changes in accounting principles required under generally accepted accounting principles or (iv) any unanticipated events or occurrences, which events impact the Company’s financial results in any such applicable period. During the employment term, each executive officer shall be eligible to participate in all employee benefit programs generally available to executive employees in accordance with the provisions of any such plans and shall be entitled to reimbursement of certain out-of-pocket expenses incurred in the performance of such person’s duties on behalf of the Company. The employment agreements contain non-competition and non-solicitation provisions in effect during each executive officer’s employment term and during the two-year period commencing on the date the employment term ends for any reason whatsoever.

The employment agreements with Messrs. Byrnes, Gabos and Schabel provide for payments to be made to each executive officer upon the termination of such person’s employment pursuant to the occurrence of certain events. In the event of termination of employment by the Company other than for “cause,” then Company shall pay (in 24 equal monthly installments), as severance pay or liquidated damages, or both, an amount equal to two times the sum of (a) such person’s then-current annual salary and (b) such person’s bonus in respect of the immediately preceding calendar year. In the event of a change of control of the Company, the executive officer’s employment will be deemed to have been terminated and the Company shall pay (in a lump sum payment), as severance pay or liquidated damages, or both, an amount equal to two times the sum of (a) such person’s then-current annual salary and (b) such person’s bonus in respect of the immediately preceding calendar year, plus (c) an additional amount equal to the average annual cost for Company employees of obtaining certain post-employment medical, dental and vision insurance.

The non-qualified stock option agreements and restricted stock agreements in effect between the Company and the named executive officers contain provisions regarding the vesting and exercise of stock options and shares of restricted stock upon termination of employment or upon a change of control of the Company. In the event of termination of employment of the named executive officer by the Company at any time other than for “cause,” stock options vested as of the date of termination may only be exercised within one year after the date that employment ends. In the event of a change of control of the Company, all unvested stock options held by the named executive officers vest and become immediately exercisable. Shares of restricted stock held by the named executive officers also become unrestricted upon a change of control of the Company.

Potential Payments Upon Termination of Employment

The following table shows all potential payments upon termination of employment if the executive officer’s employment terminated on December 31, 2008, the last business day of the Company’s 2008 fiscal year.

Potential Payments Upon Termination of Employment

Name	Termination without Cause	Termination upon a Change of Control
John P. Byrnes
Chief Executive Officer
Employment Agreement
Salary	1,793,632	1,793,632
Annual Bonus	1,981,438	1,981,438
Accelerated Share-Based Awards	—	4,039,500
Other Benefits	—	21,515

Total	3,775,070	7,836,085

Payment Method
24 Monthly Installments	157,295
Lump Sum		7,836,085
Paul G. Gabos
Chief Financial Officer and Secretary
Employment Agreement
Salary	896,816	896,816
Annual Bonus	1,119,944	1,119,944
Accelerated Share-Based Awards	—	2,019,750
Other Benefits	—	21,515

Total	2,016,760	4,058,025

Payment Method
24 Monthly Installments	84,032
Lump Sum		4,058,025
Shawn S. Schabel
President and Chief Operating Officer
Employment Agreement
Salary	1,196,354	1,196,354
Annual Bonus	1,494,004	1,494,004
Accelerated Share-Based Awards	—	2,693,000
Other Benefits	—	21,515

Total	2,690,358	5,404,873

Payment Method
24 Monthly Installments	112,098
Lump Sum		5,404,873

Potential Payments Upon Termination of Employment.    If the Company had terminated Mr. Byrnes’ employment without “cause” on December 31, 2008, the last business day of the Company’s 2008 fiscal year, Mr. Byrnes would have received severance benefits under his employment agreement in the amount of $3,775,070 payable in twenty-four (24) equal monthly installments of $157,295, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2008 of $896,816 and his bonus amount for the preceding calendar year of $990,719. If Mr. Byrnes’ employment ended on December 31, 2008 as a result of termination of employment upon a change of control of the Company, Mr. Byrnes would have received the following severance benefits under his employment agreement and his respective stock option agreements: (a) a lump sum payment of $3,775,070, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2008 of $896,816 and his bonus amount for the preceding calendar year of $990,719, (b) an amount determined by the Company, in its sole discretion, to be equal to two-times the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which amount is estimated to be $21,515, (c) acceleration of the vesting of stock options to purchase an aggregate of 483,332 shares of common stock, which, based on the difference between the exercise prices of the in-the-money options and $26.93, the closing price of Lincare common stock on December 31, 2008, the net value of these options would be $0, and (d) acceleration of the vesting of 150,000 shares of restricted stock with a value of $4,039,500 based on the closing price of Lincare common stock on December 31, 2008.

If the Company had terminated Mr. Gabos’ employment without “cause” on December 31, 2008, the last business day of the Company’s 2008 fiscal year, Mr. Gabos would have received severance benefits under his employment agreement in the amount of $2,016,760 payable in twenty-four (24) equal monthly installments of $84,032, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2008 of $448,408 and his bonus amount for the preceding calendar year of $559,972. If Mr. Gabos’ employment ended on December 31, 2008 as a result of termination of employment upon a change of control of the Company, Mr. Gabos would have received the following severance benefits under his employment agreement and his respective stock option agreements: (a) a lump sum payment of $2,016,760, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2008 of $448,408 and his bonus amount for the preceding calendar year of $559,972, (b) an amount determined by the Company, in its sole discretion, to be equal to two-times the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which amount is estimated to be $21,515, (c) acceleration of the vesting of stock options to purchase an aggregate of 241,665 shares of common stock, which, based on the difference between the weighted average exercise price of the in-the-money options and $26.93, the closing price of Lincare common stock on December 31, 2008, the net value of these options would be $0, and (d) acceleration of the vesting of 75,000 shares of restricted stock with a value of $2,019,750 based on the closing price of Lincare common stock on December 31, 2008.

If the Company had terminated Mr. Schabel’s employment without “cause” on December 31, 2008, the last business day of the Company’s 2008 fiscal year, Mr. Schabel would have received severance benefits under his employment agreement in the amount of $2,690,358 payable in twenty-four (24) equal monthly installments of $112,098, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2008 of $598,177 and his bonus amount for the preceding calendar year of $747,002. If Mr. Schabel’s employment ended on December 31, 2008 as a result of termination of employment upon a change of control of the Company, Mr. Schabel would have received the following severance benefits under his employment agreement and his respective stock option agreements: (a) a lump sum payment of $2,690,358, consisting of two-times the sum of a combination of his annual base salary for fiscal year 2008 of $598,177 and his bonus amount for the preceding calendar year of $747,002, (b) an amount determined by the Company, in its sole discretion, to be equal to two-times the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which amount is estimated to be $21,515, (c) acceleration of the vesting of stock options to purchase an aggregate of 351,666 shares of common stock, which, based on the difference between the weighted average exercise price of the in-the-money options and $26.93, the closing price of Lincare common stock on December 31, 2008, the net value of these options would be $0, and (d) acceleration of the vesting of 100,000 shares of restricted stock with a value of $2,693,000 based on the closing price of Lincare common stock on December 31, 2008.

Compensation Committee Report

The Compensation Committee of the Board of Directors (for purposes of this report, the “Committee”) has prepared this report on its activities in accordance with Item 407(e)(5) of Regulation S-K.

(1)	The Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and

(2)	Based on the review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Stuart H. Altman, Ph.D.
Chester B. Black
William F. Miller, III
Compensation Committee

Audit Committee Report

The Audit Committee of the Board of Directors (for purposes of this report, the “Committee”) has prepared this report on its activities with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 (the “audited financial statements”).

(1)	The Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG LLP, the Company’s independent registered public accounting firm;

(2)	The Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

(3)	The Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence; and

(4)	Based on its review and discussions with management and KPMG LLP concerning the Company’s audited consolidated financial statements referred to above and relying thereon, and its review of KPMG LLP’s report on such financial statements, the Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the U.S. Securities and Exchange Commission.

Chester B. Black
Frank D. Byrne, M.D.
William F. Miller, III
Audit Committee

Information Regarding the Independent Registered Public

Accounting Firm

Independent Registered Public Accounting Firm

It is anticipated that KPMG LLP will be retained as the Company’s independent registered public accounting firm for the 2009 fiscal year, subject to ratification by the holders of a majority of the shares of common stock represented either in person or by proxy at the Annual Meeting. Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements and internal control over financial reporting for the years ended December 31, 2008 and 2007, including reviews of the condensed financial statements contained in each of the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during 2008 and 2007 were $695,000 and $660,000, respectively.

Audit-Related Fees

Audit-related fees billed by KPMG LLP in 2007 were $147,500 related to the issuance of a comfort letter and the filing of a Form S-3 and a Form S-8. In addition, fees billed for professional services rendered by KPMG LLP in 2008 and 2007 for the audit of the Company’s 401(k) Plan for the years ended December 31, 2007 and 2006 were $25,000 in each year.

Tax Fees

KPMG LLP performed no tax consultation services during 2008 and 2007.

All Other Fees

There were no other fees billed by KPMG LLP for 2008 and 2007.

The Company’s Audit Committee pre-approves all fees paid to KPMG LLP prior to the provision of services. All fees paid to KPMG LLP for services rendered in 2008 and 2007 were pre-approved by the Audit Committee.

Annual Report

The Company’s 2008 Annual Report, containing audited consolidated financial statements for the fiscal years ended December 31, 2008, 2007, and 2006, accompanies this Proxy Statement. Upon written request, the Company will send to stockholders of record, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2008, which the Company has filed with the Securities and Exchange Commission. The written request should be directed to the Company’s Investor Relations Department, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The

Company will promptly deliver a separate copy of either document to any stockholder upon oral or written request to Investor Relations Department, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764, (727)530-7700. Any stockholder who wishes to receive separate copies of the Annual Report to Stockholders and Proxy Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Investor Relations Department of the Company at the above address.

Proposal No. 2

Approval of the Company’s 2009 Employee Stock Purchase Plan

The Board of Directors approved the Lincare Holdings Inc. 2009 Employee Stock Purchase Plan (the “Purchase Plan”) on February 23, 2009. The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase the Company’s common stock at periodic intervals through accumulated payroll deductions. The Purchase Plan is intended to qualify for treatment under Section 421(a) of the Internal Revenue Code and as an “employee stock purchase plan” under Section 423 of the Code.

The Purchase Plan will be approved upon affirmative vote of the holders of a majority of the outstanding shares of common stock present and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PURCHASE PLAN.

Summary of the Purchase Plan

This section summarizes the Purchase Plan, and is qualified in its entirety by the full text of the Purchase Plan, which is attached hereto as Exhibit A.

Authorized Shares.    The maximum number of shares of the Company’s common stock to be issued under the Purchase Plan is 700,000, which the Company has reserved for issuance under the Purchase Plan. Appropriate adjustments will be made to the number of shares authorized under the Purchase Plan and to the number and kind of shares then subject to subscription by employees under the Purchase Plan in the event of any stock dividend, stock split, combination, or exchange of shares of the Company’s common stock.

Eligibility.    All employees of the Company or its subsidiaries are eligible to participate in the Purchase Plan, although the Company’s Employee Stock Purchase Plan Committee will have the authority to establish eligibility requirements from time to time. However, no employee will be permitted to purchase shares of common stock under the Purchase Plan if, immediately after the grant of the right to purchase, the employee would own five percent or more of the total combined voting power or value of all classes of stock of the Company or its parent or any subsidiary. In addition, no employee will be granted the right to purchase shares under the Purchase Plan that would permit the employee to buy, under all employee stock purchase plans of the Company (or of a parent or subsidiary), more than $25,000 worth of common stock (equal to the fair market value of the shares of common stock determined at the time the right to purchase is granted) in any calendar year. Further, no employee will be granted a right to purchase shares under the Purchase Plan that is exercisable more than 27 months after the date of grant.

As of March 16, 2009, approximately 7,100 employees, including all of our officers, were eligible to participate in the Purchase Plan.

Participation by employees in the Purchase Plan will be strictly voluntary. Employees who elect to participate in the Purchase Plan are called “participants.”

Offering Periods.    The Company’s common stock will be offered under the Purchase Plan through a series of four consecutive three-month offering periods commencing on December 1, March 1, June 1 and September 1 of each year, subject to change or modification at any time and from time to time by the Employee Stock Purchase Plan Committee.

Purchase Price.    The purchase price per share of the shares offered under the Purchase Plan in a given offering period will be 85% of the fair market value of the common stock on the last day of (i) the preceding offering period or (ii) the current offering period, whichever is less.

The fair market value per share of the common stock on a given date under the Purchase Plan will be (a) the closing sale price of a share of common stock for such date as reported by the Nasdaq Global Market System or any other national stock exchange on which the common stock is then listed, (b) if shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing “bid” and “ask” prices for such shares in such market for the last preceding date on which there was a sale of such shares in such market or (c) if shares are not then listed on a national stock exchange or traded on an over-the-counter market, then such value as determined by the Employee Stock Purchase Plan Committee.

On March 16, 2009, the fair market value of the Company’s common stock determined on such basis was $21.62 per share.

Payroll Deductions and Stock Purchases.    Each eligible employee may enroll and authorize periodic payroll deductions by completing a payroll authorization agreement indicating the percentage of his or her base compensation to be withheld for each pay period.

A participant may alter the percentage of payroll deductions at any time, but not more frequently than four times per year, or the participant may discontinue participation in the Purchase Plan at any time.

During an offering period, the Company will credit the amounts deducted from the participant’s compensation (after all applicable tax is withheld) for each participant’s account. No interest will accrue on a participant’s payroll deductions. On the last day of each offering period, the Company will use the amounts accumulated to issue shares of common stock for the benefit of the participants at the purchase price in effect on that date. The shares purchased will be held by an agent designated by the Company.

Number of Shares Available for Purchase.    The maximum number of shares a participant may purchase in any Plan year (December 1 to November 30) is an amount equal to (i) 10% of such participant’s base salary on the last day of the preceding Plan year (or if the participant was not employed on the last day of the preceding Plan year, then the participant’s base salary on the date the participant commenced employment with the Company) divided by (ii) the fair market value of a share of common stock as of the last day of the preceding Plan year.

Restrictions on Transfer.    A participant must hold shares of common stock purchased under the Purchase Plan for at least one year from the date of purchase. The Company may require appropriate legends or stop orders to enforce this restriction.

Withdrawal; Termination of Employment.    A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period. Once a participant withdraws from the Purchase Plan, the participant may not again participate until the first Offering Period that begins at least six months from the date of such withdrawal.

Participation in the Purchase Plan terminates automatically upon the death of the participant or other termination of employment with the Company, and the participant will be treated as having withdrawn from the Purchase Plan and accumulated payroll deductions for the period that have not been applied to the purchase of shares will be returned.

Administration.    The Purchase Plan will be administered exclusively by an Employee Stock Purchase Plan Committee appointed by the Board. The Committee may adopt rules and regulations relating to the operation of the Purchase Plan, make exceptions to such rules and regulations and to the provisions set forth in the Purchase Plan and decide questions that may arise with respect to its interpretation or application.

Stockholder Rights.    No participant will have any rights as a stockholder with respect to the shares to be purchased under the Purchase Plan until the shares are actually purchased on the participant’s behalf and the participant has become a record holder or beneficial owner of the purchased shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such purchase.

Assignability.    The right of an employee to participate in the Purchase Plan is not transferable by the participant, and the purchase rights will be exercisable only by the participant.

Amendment and Termination.    The Purchase Plan will continue until terminated by the Company’s Board or until all of the shares reserved for issuance under the Purchase Plan have been issued. The Board will have the right to amend, modify or terminate the Purchase Plan at any time without notice, except for matters that are reserved for or that otherwise require stockholder approval. If the Company merges or consolidates with another company and the Company is not a surviving corporation, or if the Company liquidates or dissolves, the Purchase Plan will immediately terminate. Upon termination, all rights to purchase common stock under the Purchase Plan, to the extent not then exercised, shall cease and become void.

New Plan Benefits.    No shares will be issued under the Purchase Plan, unless the Purchase Plan is approved by the stockholders at the Annual Meeting. Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the Purchase Plan are not determinable.

Summary of U.S. Federal Income Tax Consequences.    The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the offering date or within one year after the purchase date on which the shares are acquired (a “disqualifying disposition “), the participant will recognize ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Any additional gain or resulting loss recognized by the participant from the disposition of the shares will be a capital gain or loss.

If the participant disposes of shares at least two years after the offering date and at least one year after the purchase date on which the shares are acquired, the participant will recognize ordinary income in the year of disposition in an amount equal to the lesser of (1) the difference between the fair market value of the shares on the date of disposition and the purchase price and (2) the difference between the fair market value of the shares on the offering date and purchase price (determined as if the purchase right was exercised on the offering date). Any additional gain recognized by the participant on the disposition of the shares will be a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized will be a capital loss. If the participant owns the shares at the time of the participant’s death, the lesser of (1) the difference between the fair market value of the shares on the date of death and the purchase price and (2) the difference between the fair market value of the shares on the offering date and purchase price (determined as if the purchase right was exercised on the offering date) is recognized as ordinary income in the year of the participant’s death.

If the participant disposes of the shares in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. In all other cases, no deduction is allowed to the Company.

Proposal No. 3

Ratification of KPMG LLP as the Company’s Independent Registered Public

Accounting Firm

The Board of Directors has appointed KPMG LLP to perform the audit of the Company’s financial statements for the year ending December 31, 2009, subject to ratification by the Company’s stockholders at the Annual Meeting. Representatives of KPMG LLP will be available at the Annual Meeting to respond to questions and make a statement if they desire to do so.

If the selection of KPMG LLP is not ratified at the Annual Meeting of Stockholders, or prior to the meeting such firm shall decline to act, or otherwise become incapable of acting, as the Company’s independent registered public accounting firm, the Board of Directors will appoint another independent registered public accounting firm whose engagement for any period subsequent to the next Annual Meeting will be subject to stockholder approval at such meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Other Matters

At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders. The Board of Directors knows of no matter to be acted upon at the meeting that would give rise to appraisal rights for dissenting stockholders.

Proposals of Stockholders

For stockholder proposals to be considered for inclusion in the proxy materials for the Company’s 2010 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than December 2, 2009, and must comply with all applicable SEC rules. In addition, the Bylaws of the Company require that any stockholder intending to present a proposal for action at an Annual Meeting must give timely notice of the proposal in writing, containing the information specified in the Bylaws, to the Secretary of the Company. To be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal office of the Company not less than 90 nor more than 120 calendar days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders. Any stockholder proposal received by the Secretary of the Company after February 21, 2010 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

By Order of the Board of Directors.

PAUL G. GABOS Chief Financial Officer and Secretary

Clearwater, Florida

April 1, 2009

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO REGISTER THEIR VOTES VIA INTERNET OR PHONE OR TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

EXHIBIT A

LINCARE HOLDINGS INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose of the Plan.    The purpose of the Lincare Holdings Inc. Employee Stock Purchase Plan (the “Plan”), is to provide employees of Lincare Holdings Inc. (the “Company”) and its subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of shares of common stock (par value $0.01 per share) of the Company (the “shares”) pursuant to a plan qualifying for treatment under Section 421(a) of the Code. The Plan is intended to comply with the provisions of Section 423 of the Code and shall be administered, interpreted and construed accordingly, although the Company assumes no obligation for, and makes no representations as to the Plan meeting, such qualification. For purposes of this Plan, “Code” means the Internal Revenue Code of 1986, as amended.

2.    Employees Eligible to Participate.    Any person, including officers (as such term is defined in Rule 16a-1 (f) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), who is in the employment of the Company or any of its subsidiaries during an Offering Period (as defined and described below) is eligible to participate in the Plan; provided, however, that the Committee shall have the authority, in its sole discretion (but in all events consistent with the provisions of Section 423 of the Code) to establish from time to time the eligibility requirements with respect to such employees’ participation in the Plan. Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted a right to purchase shares under the Plan:

(a)    if, immediately after the grant, such employee would own shares (including stock ownership attributed to the employee under Section 424(d) of the Code), and/or hold outstanding rights to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its parent or any subsidiary corporation; or

(b)    which permits his or her rights to purchase stock under all employee stock purchase plans of the Company (or of a parent or any subsidiary) to accrue at a rate which exceeds $25,000 of fair market value of the stock (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time, determined in accordance with Section 423(b)(8) of the Code; or

(c)    which is exercisable more than 27 months after the date such right to purchase is granted.

3.    Offering Periods.    Subject to change or modification at any time and from time to time by the Employee Stock Purchase Plan Committee (the “Committee”), there will be four (4) offering periods-December 1 through February 28 (or February 29, as the case may be), March 1 through May 31, June 1 through August 31 and September 1 through November 30-for each twelve (12) month period during the term of the Plan (an “Offering Period”). The last day of each Offering Period shall be referred to herein as an “Offering Date.” Except for the limitation contained in Section 5(a) of the Plan and limitations which the Committee may impose from time to time in its discretion on the number of shares for which each eligible employee may subscribe, there shall be no limit on the aggregate number of shares for which subscriptions may be made during any particular Offering Period. The right of an eligible employee to subscribe for shares under the Plan during an Offering Period shall accrue on the Offering Date preceding the first day of such Offering Period, but subject to the continuing eligibility requirements of the Plan.

4.    Price and Methods of Purchase.    All matters regarding the purchase price of the shares and method of purchase of the shares under this Plan shall be conducted so as to at all times comply with the provisions of the Rules promulgated under the Exchange Act. Unless a higher purchase price is otherwise necessary in order to comply with the foregoing, the purchase price per share on any Offering Date shall be the lesser of (i) 85% of the fair market value of the Company’s common stock as of the immediately preceding Offering Date, or (ii) 85% of the fair market value of the Company’s common stock as of the current Offering Date. For purposes of paragraph 4, “fair market value” of a share as of a particular date shall mean, (i) if shares are then listed on a national stock exchange, the closing price per share on the exchange for the last preceding date on which there was a sale of shares on such exchange, as determined by the Committee, (ii) if shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing “bid” and “ask” prices for such shares in such market for the last preceding date on which there was a sale of such shares in such market, as determined by the Committee, or (iii) if shares are not then listed on a national stock exchange or traded on an over-the-counter market, then such value as determined by the Committee in good faith and based on all relevant factors, provided that where such shares are so listed or traded, the Committee may make discretionary determinations where the shares have not been traded for 10 trading days.

5.    Number of Shares Available for Purchase.    The Committee shall have the authority, in its sole discretion, to establish from time to time a minimum and/or maximum number of shares which eligible employees are allowed to purchase under the Plan during any given Offering Period; provided, however, that in no event shall an aggregate number of shares greater than 700,000 be issued under the Plan; and provided further, that the maximum number of shares an employee shall be permitted to purchase in any Plan Year shall be an amount equal to (i) 10% of such employee’s base salary on the last day of the immediately preceding Plan Year, or, if the employee is not employed on such date, then employee’s base salary on the date the employee commences employment with the Company, divided by (ii) the fair market value of a share of Company common stock as of the last day of the immediately preceding Plan Year. For purposes hereof, “Plan Year” means the 12-month period running from December 1 to November 30.

6.    Participation and Payment.

(a)    An eligible employee may become a participant in any Offering Period by completing and delivering a Payroll Deduction Authorization at least 20 days prior to the end of the payroll period for which the employee desires such election to be effective; provided, however, that an employee who previously has participated in the Plan and has terminated such participation shall be ineligible to participate again until the first Offering Period that begins at least six months from the date of such termination of participation. The Payroll Deduction Authorization Form shall state the percentage of the employee’s base compensation that he or she desires to have withheld. Notwithstanding the foregoing, any amounts of salary or wages deferred by the Employee for the purpose of purchasing stock under the Plan shall be subject to all income tax, social security and other withholdings under state and federal law.

(b)    The designated percentage of compensation shall be withheld by the Company for such pay period and for each succeeding pay period until the employee submits a Payroll Deduction Authorization Form changing such election. Changes to the percentage of compensation to be withheld may be made at any time, but not more frequently than 4 times per year; provided, however, that regardless of the number of changes previously made, an employee may discontinue participation in the Plan at any time, as provided in Section 7.

(c)    The Company will credit the amounts deducted from the participant’s compensation for each participant’s account. On each Offering Date, the Company will use the amounts accumulated to issue shares for the benefit of the participants. Such shares shall be held by an agent designated by the Company. No interest will be paid on any funds withheld from the participant under any circumstances. Once funds have been withheld from the participant’s compensation, the participant shall have no right to obtain the release of such funds, except upon termination of participation in the Plan.

(d)    Shares purchased shall be allocated to the individual accounts established by the Company’s agent for participants in proportion to the respective amounts withheld for participants’ accounts. Allocations shall be made in whole shares.

7.    Termination of Participation in Plan.

(a)    A participant may terminate his or her participation in the Plan at any time by delivering to the Company written notice terminating his or her payroll deduction authorization, which will become effective as soon as practicable after receipt.

(b)    Participation in the Plan and payroll deduction authorizations terminate automatically without notice upon death or other termination of employment with the Company. Any funds submitted in payment for shares prior to termination of participation in the Plan shall be promptly returned to the participant.

8.    Delivery of Certificates Representing Shares.

(a)    Periodically throughout the operation of the Plan (but in no event less than quarterly), the Company shall cause the agent designated by it to prepare and deliver to each participating employee a statement with respect to the employee’s account activity in the Plan. All shares purchased under the Plan shall be held in street name by the Company or its designee for the benefit of the employees. Alternatively, the Committee may, in its sole discretion, from time to time direct that certificates representing the purchased shares be issued in the purchasing employee’s name and delivered to the employee. In the event the Plan is terminated for any reason, the Company shall cause certificates to be issued in the name(s) of the employees holding shares in the Plan with respect to such shares held. In the event of termination for any reason of the employment of an employee participant of the Plan, the Company shall cause to be issued to such employee, one or more certificates representing the Company shares owned by such terminated employee held in street name on behalf of such terminated employee, if any.

(b)    Notwithstanding any other provision of this Plan, shares purchased hereunder must be held by participating employees for a minimum of one year from the date of purchase. The Company or its designee may require appropriate legends or stop orders to enforce such restriction.

9.    Employees’ Rights as Stockholders.    No participating employee shall have any right as a stockholder until he or she becomes a record or beneficial owner of the shares purchased under the Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to such date.

10.    Termination of Employment.    An employee whose employment is terminated for any reason shall have no right to purchase shares or otherwise participate in the Plan after the date of termination. No shares may be issued to any person who is not an employee on the date the shares are issued. Any funds submitted in payment for shares that may not be issued as a result of non-employee status shall be promptly returned to the subscriber.

11.    Rights Not Transferable.    The right of an employee to participate in the Plan shall not be transferable by an employee nor be exercisable after death, by his or her personal representative or anyone else, or during his or her lifetime by any person other than the employee.

12.    Dividend. Recapitalization. Etc.    If shares are distributed by the Company as a stock dividend or pursuant to a stock split, combination, or exchange of shares of the Company’s common stock, or other increase or decrease in the number of the outstanding shares without receipt by the Company of consideration:

(a)    the aggregate number of shares which shall thereafter be available under the Plan shall be equitably and appropriately adjusted; and

(b)    the number and kind of shares then subject to subscription by employees under the Plan shall be equitably and appropriately adjusted.

13.    Administration.

(a)    The Board of Directors of the Company shall appoint an Employee Stock Purchase Plan Committee composed of at least two persons who shall be employees of the Company, but who are not required to be Directors of the Company. The Committee shall have the sole and exclusive authority to administer the Plan. The Committee may prescribe rules and regulations from time to time for the administration of the Plan, may make exceptions to such rules and regulations and to the provisions set forth in the Plan, and may decide questions which may arise with respect to its interpretation or application.

(b)    All shares purchased under the Plan shall be purchased in accordance with applicable state and federal securities laws such that the shares, when purchased, will be freely tradable by the respective Employees purchasing such shares, subject to the restriction imposed by Section 8 of the Plan. The Committee may establish procedures and restrictions in its discretion to ensure compliance with applicable securities laws.

14.    Term of Plan.    Unless sooner terminated as provided in paragraph 15, the Plan shall commence on satisfaction of the condition of paragraph 17 and shall terminate at such time as all shares reserved for issuance under the Plan pursuant to paragraph 5 have been issued. No additional rights to purchase shares shall be granted under the Plan at any such time as all shares reserved for issuance hereunder are subject to outstanding rights to purchase shares. Notwithstanding anything in the Plan to the contrary, if (i) the Company is merged or consolidated with another corporation, and the Company is not a surviving corporation or (ii) the Company is liquidated or dissolved, then the Plan shall immediately terminate and all rights to purchase stock hereunder to the extent not then exercised shall cease and become void.

15.    Amendment or Termination.    The Board of Directors of the Company shall have the right to amend, modify, or terminate the Plan at any time without notice. Upon termination, all rights to purchase stock hereunder to the extent not then exercised shall cease and become void.

16.    Notices.

(a)    All notices or other communications by an employee to the Company under or in connection with the Plan shall be deemed to have been duly given when actually received by the Secretary of the Company or when actually received in the form specified by the Company at the locations, or by the person, designated by the Company for the receipt thereof.

(b)    All notices or other communications by the Company to an employee under or in connection with the Plan shall be deemed to have been duly given by the Company to the employee if hand delivered to the employee or delivered to the employee’s location of employment, or if sent by U.S. mail to the residence or business address of the employee as reflected on the books of the Company or to such other address as the employee may designate from time to time by notice given in accordance with the provisions in paragraph 16(a).

17.    Condition Precedent to Effectiveness.    The Plan shall become effective upon the adoption of the Plan by the Board of Directors of the Company and subsequent approval by the stockholders of the Company at the 2009 annual meeting of stockholders. If the Plan is not so approved, the Plan shall be deemed not effective and all amount contributed by employees shall be returned.

LINCARE HOLDINGS INC. ATTN: INVESTOR RELATIONS 19387 U.S. 19 NORTH CLEARWATER, FL 33764

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Lincare Holdings Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lincare Holdings Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     M11908                                   KEEP THIS PORTION FOR YOUR RECORDS

— — — — —  —  —  — — —  —  —  — — — —  —  — —  —  —  —  —  — —  —  — —  —  —  —  —  —  —  — — —  — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LINCARE HOLDINGS INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	Vote On Proposal No. 1	All	All	Except
	The Board of Directors Recommends a Vote FOR the listed nominees.	☐	☐	☐
1. Election of Directors
Nominees:
01) J.P. Byrnes 02) S.H. Altman, Ph.D. 03) C.B. Black	04) F.D. Byrne, M.D. 05) W.F. Miller, III

	Vote On Proposal No. 2					For	Against	Abstain
The Board of Directors Recommends a Vote FOR the following proposal.
	2. Approval of the Company’s 2009 Employee Stock Purchase Plan.					☐	☐	☐

Vote On Proposal No. 3
The Board of Directors Recommends a Vote FOR the following proposal.
	3. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending					☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 11, 2009:

The Annual Report and Notice and Proxy Statement are available at http://investor.lincare.com/proxymaterials.cfm

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M11909

Lincare Holdings Inc.

Meeting Details

Proxy Solicited by Board of Directors for Annual Meeting — May 11, 2009

The undersigned appoints John P. Byrnes and Paul G. Gabos and either of them, as proxies, to vote all shares of Common Stock of Lincare Holdings Inc. (the “Company”) held of record by the undersigned as of March 16, 2009, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida, on Monday, May 11, 2009, at 9:00 A.M. and all adjournments thereof, upon the matters noted on the reverse side.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals (1), (2) and (3).

(Continued and to be voted on reverse side.)